UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    May 2, 2008

ECOLAB INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9328	41-0231510
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

370 Wabasha Street North, Saint Paul, Minnesota		55102
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code    651-293-2233

(Not applicable)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

Ecolab’s Annual Meeting of Stockholders was held on May 2, 2008.  A copy of the News Release issued by Ecolab in connection with this report under Item 8.01 is attached as Exhibit (99).

At the meeting, 91.4% of the outstanding shares of our voting stock were represented in person or by proxy.  The first proposal voted upon was the election of four Class I Directors for a term ending at the annual meeting in 2011. The five persons nominated by our Board of Directors received the following votes and were elected:

Name	For	Against	Abstain
Douglas M. Baker, Jr.	220,845,492	3,659,208	1,286,604
Barbara J. Beck	222,478,047	1,781,431	1,531,826
Stephan Hamelmann	220,799,627	3,430,032	1,561,645
Jerry W. Levin	218,958,684	5,151,018	1,681,602
Robert L. Lumpkins	222,667,511	1,491,987	1,631,806

In addition, the terms of office of the following directors continued after the meeting:  Class II Directors for a term ending in 2009 - Leslie S. Biller, Jerry A. Grundhofer, Kasper Rorsted and John J. Zillmer; and Class III Directors for a term ending in 2010 – Richard U. De Schutter, Joel W. Johnson, Beth M. Pritchard and Hans Van Bylen.

The second proposal voted upon was the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2007.

The proposal received the following votes and was ratified:

For	Against	Abstain	Broker Non-Votes
219,901,169	4,474,778	1,415,357	0

The third proposal voted upon was a stockholder proposal to eliminate classification of terms of the Board of Directors. The stockholder proposal received the following votes and was not approved:

For	Against	Abstain	Broker Non-Votes
96,240,268	111,531,367	2,109,638	15,910,031

Item 9.01 Financial Statements and Exhibits.

(d)          Exhibits.

(99)   Ecolab Inc. News Release dated May 2, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOLAB INC.

Date: May 5, 2008	By:	/s/Sarah Z. Erickson
		By:	Sarah Z. Erickson
		Its:	Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description	Method Of Filing

(99)	Ecolab Inc. News Release dated May 2, 2008.	Filed herewith electronically.